                                                       Registration No. 33-96788

         As filed with the Securities and Exchange Commission on May 2, 1997

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    -------------

                             Amendment No. 1 to Form S-8
                                Registration Statement
                           Under the Securities Act of 1933

                                    -------------

                                  CROWN VANTAGE INC.
                (exact name of registrant as specified in its charter)

         Virginia                                        54-1752384
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                  300 Lakeside Drive
                                      14th Floor
                              Oakland, California  94612
                (Address of Principal Executive Offices and Zip Code)
                                    -------------

                                  CROWN VANTAGE INC.
                       STOCKPLUS EMPLOYEE STOCK OWNERSHIP PLAN
                               (Full title of the plan)


                                  Ernest S. Leopold
                                  Crown Vantage Inc.
                                  300 Lakeside Drive
                                      14th Floor
                                  Oakland, CA  94612
                                     510-874-3400
              (Name, address and telephone number of agent for service)
                                    -------------

    The securities covered by this registration statement will be issued to employees of Crown Vantage Inc. and its subsidiaries from time to time pursuant to the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan, as amended and restated (the "Plan").

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                          Amount to be  Proposed maximum offering       Proposed maximum           Amount of
Title of Securities to be registered       Registered        price per share       aggregate offering price    registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                 500,000                 $6.3125                  $3,156,250.00        $956.44 (a)
Rights to Purchase Series A Cumulative     500,000 (b)             N/A                      N/A                  N/A
Participating Preferred Stock,
no par value
--------------------------------------------------------------------------------------------------------------------------------


    (a)  The registration fee is calculated in accordance with Rule 457(c) and
(h), based upon the price of the Common Stock, which is the average of the high and low prices reported in the NASDAQ National Market System on April 29, 1997.
    (b) The Rights to Purchase Series A Cumulative Participating Preferred Stock (the "Rights") will be attached to and traded with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of such Common Stock.
    In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

                                       PART II

                       INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by Crown Vantage Inc. ("Crown Vantage" or the "Company") with the Commission (File No. 1-13868) and are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the period ended December 29, 1996;

    (b) The description of the Common Stock and the Rights included in Amendment No. 2 to the Company's Registration Statement (Registration No. 1-13868) on Form 10/A dated August 18, 1995, under the heading "Description of Capital Stock;"

    (c) The Company's Registration Statement on Form S-8 filed with the Commission on September 11, 1995 (File No. 33-96788);

    (d) The Company's Quarterly Report on Form 10-Q/A Amendment No. 1 dated April 9, 1997 for the quarter ended June 30, 1996.

    (e) Crown Vantage Inc., StockPlus Employee Stock Ownership Plan Form 11-K for the period ended December 31, 1995 filed with the Securities and Exchange Commission on July 12, 1996.

    All documents filed by Crown Vantage Inc. pursuant to Sections 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    The Company has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under ERISA.

                                      AMENDMENTS

    1. The amount of common stock to be issued under the Plan has been increased by 500,000, to a total of 944,445 shares.

    2. The amount of Rights to purchase Series A Cumulative Participating Preferred Stock to be issued under the Plan has been increased by 500,000, to a total of 944,445 Rights.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Crown Vantage Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California on the 29th day of April, 1997.

                        CROWN VANTAGE INC.


                        By:  /s/ Ernest S. Leopold
                           -----------------------------
                                 Ernest S. Leopold
                                 Chairman, President and
                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated below.

Signature                         Title                         Date
---------                         -----                         ----

  /s/ Ernest S. Leopold           Chairman, President and       April 29, 1997
------------------------------    Chief Executive Officer
Ernest S. Leopold                 and Director
                                  (Principal Executive
                                  Officer)

  /s/ R. Neil Stuart              Senior Vice President,        April 29, 1997
------------------------------    Chief Financial Officer
R. Neil Stuart                    (Principal Financial
                                  Officer)

  /s/ Michael J. Hunter           Vice President,               April 29, 1997
------------------------------    Chief Accounting Officer
Michael J. Hunter                 (Principal Accounting
                                  Officer)
   *                              Director                      April 29, 1997
------------------------------
William V. Daniel

   *                              Director                      April 29, 1997
------------------------------
George B. James

   *                              Director                      April 29, 1997
------------------------------
Joseph T. Piemont

   *                              Director                      April 29, 1997
------------------------------
E. Lee Showalter

   *                              Director                      April 29, 1997
------------------------------
William D. Walsh

   *                              Director                      April 29, 1997
------------------------------
James S. Watkinson

   *                              Director                      April 29, 1997
------------------------------
Donna L. Weaver


* By   /s/ Christopher M. McLain                                April 29, 1997
     ------------------------------
     Christopher M. McLain
     Senior Vice President
     Attorney-in-fact

                                    EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

4.1 Crown Vantage Inc. StockPlus Employee Stock Ownership Plan, (incorporated by reference to Exhibit 10.29 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

4.2 Amendment No. 1 to the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan (incorporated by reference to Exhibit 10.37 to the Crown Vantage Inc. Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Articles of Incorporation of Crown Vantage Inc., as amended (incorporated by reference to Exhibit 3.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

4.4 Articles of Amendment to the Articles of Incorporation dated May 13, 1996 and July 31, 1996 (incorporated by reference to Exhibit 3(iii) to Crown Vantage Inc.'s report on Form 10-Q/A for the quarter ended June 30,1996, and to Exhibit 3(i) to Crown Vantage Inc.'s report on Form 10-Q for the quarter ended June 30, 1996).

4.5       Restated Bylaws of Crown Vantage Inc. (incorporated by reference to
          Exhibit 3(ii) to Crown Vantage Inc.'s report on Form 10-Q for the quarter ended September 29, 1996).

4.6 Rights Agreement dated August 15, 1995, between Crown Vantage Inc. and Norwest Bank, N.A., as Rights Agent (incorporated by reference to
          Exhibit 4.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

5         Opinion of Christopher M. McLain.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of LeRoy Accountancy Corporation.

23.4      Consent of Christopher M. McLain (included in Exhibit 5).

24.       Power of Attorney.